Exhibit 4.1
EXECUTION COPY
WARRANT AND REGISTRATION RIGHTS AGREEMENT
between
BORDERS GROUP, INC.
and
COMPUTERSHARE INC. AND
COMPUTERSHARE TRUST COMPANY, N.A.,
Warrant Agent
Dated as of April 9, 2008

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Page
12.12. Entire Agreement	38

SIGNATURES
EXHIBIT A — Form of Warrant Certificate	A-1

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WARRANT AND REGISTRATION RIGHTS AGREEMENT
     AGREEMENT dated as of April 9, 2008 between Borders Group, Inc., a Michigan corporation (the “Company”) and Computershare Inc., a Delaware corporation, and its wholly owned subsidiary Computershare Trust Company, N.A., a federally chartered trust company (collectively together with their successors and assigns, the “Warrant Agent” or individually “Computershare” and the “Trust Company” respectively).
WITNESSETH:
     WHEREAS, the Company is issuing and delivering warrant certificates (the “Warrant Certificates”) evidencing Warrants to purchase up to an aggregate of nine million five hundred fifty thousand (9,550,000) shares, subject to adjustment, of its Common Stock (the “First Issuance”), in connection with (i) the execution and delivery of a senior secured term loan facility agreement dated the date hereof (the “Term Loan Agreement”) among the Company, the guarantors named therein, Pershing Square Credit Partners LLC and PSRH, Inc. (the “Lenders”) and Pershing Square Capital Management, L.P., as agent, pursuant to which the Lenders will make a term loan to the Company of up to $42,500,000 and (ii) the execution and delivery of a purchase offer, pursuant to which Pershing Square Capital Management, L.P. is making an offer to purchase (the “Purchase Offer”) the Company’s business in Australia, New Zealand and Singapore, which consists of Borders Australia Pty. Ltd, Borders New Zealand Limited and Borders Pte., Ltd (Singapore) and their subsidiaries (the “Oceania/Singapore Business”), and the Company’s United Kingdom business which includes Paperchase Products Ltd and its subsidiaries and the Company’s 17% equity interest in Bookshop Acquisitions Ltd (the “UK Business”, and together with the Oceania/Singapore Business, the “Foreign Businesses”) for an aggregate cash price of $135,000,000 (less any attributable indebtedness for borrowed money of the Foreign Businesses);
     WHEREAS, the Company has agreed to issue and deliver, subject to and upon the occurrence of a Second Issuance Event (as defined herein), Warrant Certificates evidencing Warrants to purchase up to an aggregate of five million one hundred fifty thousand (5,150,000) additional shares, subject to adjustment, of its Common Stock (the “Second Issuance”), in consideration of the Purchase Offer and other good and valuable consideration;
     WHEREAS, the Warrants will be cash settled until the approval by the Company’s shareholders of the issuance of the Common Stock upon the exercise of the Warrants, in compliance with Section 312.03 of the New York Stock Exchange Listed Company Manual and after such event, subject to certain additional limitations provided herein, the Warrants will be exercisable into Common Stock of the Company; and
     WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to act, in connection with the issuance,

transfer, exchange, replacement and exercise of the Warrant Certificates (as defined herein) and other matters as provided herein;
     NOW, THEREFORE, in consideration of the foregoing and for the purpose of defining the terms and provisions of the Warrants and the respective rights and obligations thereunder of the Company and the record holders of the Warrants, the Company and the Warrant Agent each hereby agrees as follows:
1. DEFINITIONS.
     As used in this Agreement, the following terms shall have the following meanings:
          Affiliate: with respect to any Person, a Person that directly or indirectly controls, is controlled by or is under direct or indirect common control with such Person. For purposes of this definition, “control” when used with respect to any Person means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.
          Articles of Incorporation: the Company’s Amended and Restated Articles of Incorporation, as amended from time to time.
          Board: the board of directors of the Company.
          Business Day: any day that is not a day on which banking institutions are authorized or required to be closed in the state in which the principal office of the Warrant Agent is located.
          Cash Redemption Value: the meaning set forth in Section 6.1.
          Change of Control Event: an event or series of events by which (i) any Person or group of Persons shall have acquired beneficial ownership (within the meaning of Rule 13d-3 promulgated by the SEC under said Act), directly or indirectly, of thirty-five percent (35%) or more of the outstanding shares of Common Stock, (ii) all or substantially all of the consolidated assets of the Company are sold, leased, exchanged or transferred to any Person or group of Persons, (iii) the Company is consolidated, merged, amalgamated, reorganized or otherwise enters into a similar transaction in which it is combined with another Person, unless the Persons who beneficially own the outstanding Voting Securities of the Company immediately before consummation of the transaction beneficially own a majority of the outstanding Voting Securities of the combined or surviving entity immediately thereafter, (iv) the majority of the seats (other than vacant seats) on the Board (or similar governing body) ceases to be occupied by Persons who either (a) were members of the Board on the date hereof or (b) were nominated for election by the Board, a majority of whom were directors on the date hereof or whose election or nomination for election was previously approved by a majority of such directors or (v) the approval by the holders of capital stock of the Company of any plan or proposal for the liquidation or dissolution of the Company; provided that no event or series of events shall constitute a Change of Control Event prior to a Public Stock Merger if such event or series of events is not approved by a majority of the disinterested directors of the Company and the Initial Investor is the acquirer or part of the acquiring group for purposes of clause (i) or (ii), is combined with the Company for purposes of clause (iii), or has individually or as part of a group participated in the solicitation of proxies or consents that caused the applicable changes in membership of the Board for purposes of clause (iv). For purposes of this definition, a “group” means a group of Persons within the meaning of Section 13 of the Exchange Act.
          Common Stock: the common stock, par value $0.001 per share, of the Company.
          Company: the meaning set forth in the preamble to this Agreement and its successors and assigns.
          Default Interest Rate: the meaning set forth in Section 3.6.
          Deferred Amounts: the meaning set forth in Section 8.3.
          Delisting Event: means any event or series of events as a result of which the Underlying Common Stock ceases to be listed on the NYSE or NASDAQ (or any successor national securities exchanges).
          Effective Issuance Price: the meaning set forth in Section 5.6.
          Excess Tender Amount: the meaning set forth in Section 5.3.
          Exchange Act: the Securities Exchange Act of 1934, as amended.
          ex-date: the meaning set for in Section 5.2.
          Exercise Date: the meaning set forth in Section 3.2.
          Exercise Price: the meaning set forth in Section 3.1.
          Existing Facility: the Company’s Second Amended and Restated Multicurrency Revolving Credit Agreement, dated as of July 31, 2006, as amended, as of the date hereof.
          Expiration Date: the meaning set forth in Section 3.3.
          Fair Market Value:
          (i) in the case of shares of stock where, at least four months prior to the issuance thereof, other shares of the same class had already been listed on the NYSE or NASDAQ, the average of the daily volume-weighted average prices of such stock for the five consecutive trading days immediately preceding the day as of which Fair Market Value is being determined.
          (ii) in the case of securities not covered by (i) above, the Fair Market Value of such securities shall be determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such securities are fully distributed and are to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
          (iii) in the case of cash, the amount thereof.
          (iv) in the case of other property, the Fair Market Value of such property shall be determined by an Independent Financial Expert appointed for such purpose, using one or more valuation methods that the Independent Financial Expert in its best professional judgment determines to be most appropriate, assuming such property is to be sold in an arm’s-length transaction and there was no compulsion on the part of any party to such sale to buy or sell and taking into account all relevant factors.
          First Issuance: the meaning set forth in the preamble to this Agreement.
          Foreign Business: the meaning set forth in the preamble to this Agreement.
          Fully Diluted Basis: the Voting Securities that would be outstanding after giving effect to the conversion, exchange or exercise of all the Warrants and all other outstanding securities of the Company that are convertible or exchangeable into Voting Securities, and the exercise of all outstanding Rights to Purchase Voting Securities, in each case, whether or not presently convertible, exchangeable or exercisable.
          Holders: from time to time, the holders of the Warrants and, unless otherwise provided or indicated herein, the holders of the Registrable Securities.
          Incentive Plans Amendments: amendments to any material employment agreements, change in control arrangements, severance agreements, equity compensation plans or other compensation arrangements or plans (including, without limitation, the Annual Incentive Bonus Plan, but excluding the Borders Group Inc. Non-Qualified Deferred Compensation Plan for Nonemployee Directors, The Borders Group, Inc. Non-Qualified Deferred Compensation Plan, effective as of January 1, 2005 and the Non-Qualified Deferred Compensation Plan (frozen)) to provide that neither the granting of the Warrants nor the exercise of the Warrants for Common Stock will trigger accelerated equity vesting, accelerated payment or funding, severance, increased potential severance (including double-trigger change in control vesting) or other change of control payments or rights for any of the Company or its subsidiaries, officers, employees or directors.

          Independent Financial Expert: a nationally recognized investment banking firm mutually agreed by the Company and the Person holding the greatest number of Warrants, which firm does not have a material financial interest or other material economic relationship with either the Company or the Person holding the greatest number of Warrants or its Affiliates. If the Company and the Holder of the greatest number of Warrants are unable to agree on an Independent Financial Expert, each of them shall choose promptly a separate Independent Financial Expert and these two Independent Financial Experts shall choose promptly a third Independent Financial Expert to determine the fair value of the Warrants.
          Initial Investor: means Pershing Square Capital Management, L.P., its Affiliates and their respective managed funds.
          Lenders: the meaning set forth in the preamble to this Agreement.
          Oceania/Singapore Business: the meaning set forth in the preamble to the Agreement.
          Person: any individual, corporation, partnership, joint venture, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
          Premium Per Pro Forma Share: the meaning set forth in Section 5.3.
          Prospectus: the prospectus included in any Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any of the Registrable Securities covered by such Registration Statement and by all other amendments and supplements to the prospectus, including post-effective amendments and all material incorporated by reference in such prospectus.
          Purchase Offer: the meaning set forth in the preamble to the Agreement.
          Public Stock Merger: means an event described in clause (iii) of the definition of Change of Control Event pursuant to which all of the outstanding shares of Common Stock of the Company are exchanged for, converted into or constitute solely (except to the extent of applicable appraisal rights) the right to receive common stock listed on a recognized national securities exchange, and with respect to which the Warrants will be exercisable into such common stock.
          Qualifying Employee Stock: the meaning set forth in Section 5.5.
          Qualifying Public Stock Merger: means a Public Stock Merger pursuant to which the surviving or resulting parent entity (into whose listed common stock the Warrants would be exercisable) is an entity with market capitalization in excess of $1,000,000,000.

          Registration Rights: the rights of Holders set forth in Article 4 to have shares of Registrable Securities registered under the Securities Act for sale under one or more effective Registration Statements.
          Registration Statement: any registration statement filed by the Company under the Securities Act pursuant to the Registration Rights, including the Prospectus, any amendments and supplements to such Registration Statement, including post-effective amendments, and all exhibits and all material incorporated by reference in such registration statement.
          Register, registered, and registration: shall refer to a registration effected by preparing and (a) filing a Registration Statement in compliance with the Securities Act and applicable rules and regulations thereunder, and the declaration or ordering of effectiveness of such Registration Statement or (b) filing a Prospectus and/or prospectus supplement in respect of an appropriate effective Registration Statement on Form S-3.
          Registrable Securities: means all Warrants and Common Stock issuable under the Warrants to the Initial Investor as of the date hereof and at any time during the term of this Agreement. Registrable Securities shall continue to be Registrable Securities (whether they continue to be held by the Initial Investor or they are sold to other Persons) until (i) they are sold pursuant to an effective Registration Statement under the Securities Act, (ii) they may be sold by their holder pursuant to Rule 144 without limitation thereunder on volume or manner of sale or (iii) they shall have otherwise been transferred and new securities not subject to transfer restrictions under any federal securities laws and not bearing any legend restricting further transfer shall have been delivered by the Company, all applicable holding periods shall have expired, and no other applicable and legally binding restriction on transfer by the holder thereof shall exist.
          Registration Expenses: mean all expenses incurred by the Company in effecting any registration pursuant to this Agreement, including, without limitation, all registration and filing fees, printing expenses, fees and disbursements of counsel for the Company, blue sky fees and expenses, and expenses of the Company’s independent accountants in connection with any regular or special reviews or audits incident to or required by any such registration, but shall not include Selling Expenses.
          Reorganization Event: the meaning set for in Section 5.4.
          Required Shareholder Approval: shall mean the approval by the Company’s shareholders of the issuance of the Underlying Common Stock upon the exercise of the Warrants, in compliance with Section 312.03 of the New York Stock Exchange Listed Company Manual.
          Rights to Purchase Voting Securities: means options, warrants and rights issued by the Company (whether presently exercisable or not) to purchase Voting Securities or securities of the Company that are convertible or exchangeable (whether presently convertible or exchangeable or not) into or exercisable (whether presently exercisable or not) for Voting Securities but, for the avoidance of doubt, not including a stockholders rights plan.
          Rule 144, Rule 405 and Rule 415: mean, in each case, such rule promulgated under the Securities Act (or any successor provision), as the same shall be amended from time to time.
          sale: the meaning set forth in Section 3.5 of this Agreement.
          Scheduled Black-Out Period: means the period from and including the last day of a fiscal quarter of the Company to and including the Business Day after the day on which the Company publicly releases its earnings for such fiscal quarter.
          SEC: the Securities and Exchange Commission
          Second Issuance: the meaning set forth in the preamble to this Agreement.
          Second Issuance Event: means the earlier to occur of (i) October 1, 2008, if no definitive agreement with respect to a transaction described in clause (iii) of the definition of Change in Control Event of the Company has been entered into prior to such date (or if such a definitive agreement has been terminated or abandoned and the Company is not party to an agreement with respect to another transaction described in such clause (iii) (a “Subsequent Agreement”) for any continuous period of 180 days thereafter); (ii) the date notice is given by the Company that the Company is exercising its rights under that certain Purchase Offer Letter, dated as of the date hereof, between the Company and Pershing Square Capital Management, L.P.; and (iii) the date of any public announcement by the Company that it is suspending or terminating the strategic alternatives review process initially announced on March 20, 2008, or the failure by the Company to confirm it is continuing to pursue its strategic alternatives review process upon reasonable request by the Initial Investor after the termination of a definitive agreement contemplated in clause (i) and prior to the entry of any Subsequent Agreement.
          Securities Act: the Securities Act of 1933, as amended.
          Selling Expenses: mean all discounts, selling commissions and stock transfer taxes applicable to the sale of Registrable Securities.
          Significant Holder: a holder of (a) economic exposure (through ownership of Common Stock or related derivatives) with respect to an aggregate number of shares of Common Stock equal to at least 15% of the outstanding number of shares of Common Stock on a Fully Diluted Basis and (b) an aggregate number of Warrants entitling the Holder to receive upon exercise an aggregate number of shares of Common Stock equal to at least 5% of the outstanding number of shares of Common Stock on a Fully Diluted Basis, in each of cases (a) and (b) excluding from Fully Diluted Basis any warrants and options issued in the ordinary course of business under employee benefit plans and any

Common Stock issued after the date hereof upon the exercise of such warrants and options.
          Shelf Registration Statement: the meaning set forth in Section 4.1(b).
          Term Loan Agreement: the meaning set forth in the preamble of this Agreement.
          UK Business: the meaning set forth in the preamble to this Agreement.
          Underlying Common Stock: the shares of Common Stock issuable or issued upon the exercise of the Warrants.
          Voting Securities: means the Common Stock and any other securities of the Company of any kind or class having power generally to vote in the election of directors.
          Warrant Agent: the meaning set forth in the preamble to this Agreement.
          Warrant Certificates: the meaning set forth in the preamble to this Agreement.
          Warrant Certificates: the Warrant Certificates issued in substantially the form attached hereto as Exhibit A.
          Warrants: the warrants issued by the Company from time to time pursuant to this Agreement.
     Certain terms, used in Articles 4, 5 and 6, are defined in those Sections.
2. ORIGINAL ISSUE OF WARRANTS.
     2.1. Form of Warrant Certificates. The Warrant Certificates shall be in registered form only and substantially in the form attached hereto as Exhibit A, shall be dated the date on which countersigned by the Warrant Agent and may have such legends and endorsements typed, stamped, printed, lithographed or engraved thereon as provided in Section 3.5(e) and as required by the Articles of Incorporation or as may be required to comply with any law or with any rule or regulation pursuant thereto or with any rule or regulation of any securities exchange on which the Warrants may be listed.
     2.2. Execution and Delivery of Warrant Certificates.
          (a) Simultaneously with the execution of this Agreement, Warrant Certificates evidencing 9,550,000 Warrants entitling the holder to purchase an aggregate of 9,550,000 shares of Common Stock, subject to adjustment, shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant

Agent shall thereupon countersign and deliver such Warrant Certificates to the Initial Investor.
          (b) Not later than the fifth business days after the occurrence of a Second Issuance Event, provided no event described in clause (iii) of the definition of Change of Control Event shall have been consummated, Warrant Certificates evidencing 5,150,000 Warrants entitling the holder to purchase an aggregate of 5,150,000 shares of Common Stock, subject to adjustment, shall be executed by the Company and delivered to the Warrant Agent for countersignature, and the Warrant Agent shall thereupon countersign and deliver such Warrant Certificates to the Initial Investor.
          (c) From time to time, the Warrant Agent shall countersign and deliver Warrant Certificates in required denominations to Persons entitled thereto in connection with any transfer or exchange permitted under this Agreement. The Warrant Agent is hereby irrevocably (but subject to Article 8) authorized to countersign and deliver Warrant Certificates as required by this Section 2.2, Section 3.4, Article 7, Section 12.4, and Section 12.5 or otherwise as provided herein. The Warrant Certificates shall be executed on behalf of the Company by its President or Vice President, either manually or by facsimile signature printed thereon. The Warrant Certificates shall be manually countersigned by the Warrant Agent and shall not be valid for any purpose unless so countersigned. In case any officer of the Company whose signature shall have been placed upon any of the Warrant Certificates shall cease to be such officer of the Company before countersignature by the Warrant Agent and issue and delivery thereof, such Warrant Certificates may, nevertheless, be countersigned by the Warrant Agent and issued and delivered with the same force and effect as though such person had not ceased to be such officer of the Company.
3. EXERCISE PRICE; EXERCISE OF WARRANTS AND EXPIRATION OF WARRANTS.
     3.1. Exercise Price. Each Warrant Certificate shall, when countersigned by the Warrant Agent, entitle the Holder thereof, subject to the provisions of this Agreement, to purchase, except as provided in Section 3.4 and Section 3.6 hereof, one share of Common Stock for each Warrant represented thereby, subject to all adjustments made on or prior to the date of exercise thereof, at an exercise price (the “Exercise Price”) of $7.00 per share, subject to all adjustments made on or prior to the date of exercise thereof as herein provided.
     3.2. Exercise of Warrants. The Warrants shall be exercisable in whole or in part from time to time on any Business Day (each, an “Exercise Date”) beginning on the date hereof and ending on the Expiration Date, in the manner provided for herein.
     3.3. Expiration of Warrants. Any unexercised Warrants shall expire and the rights of the Holders of such Warrants to purchase Underlying Common Stock shall terminate at the close of business on October 9, 2014 (the “Expiration Date”).

     3.4. Method of Exercise; Payment of Exercise Price. In order to exercise a Warrant, the Holder thereof must surrender the Warrant Certificate evidencing such Warrant to the Warrant Agent, with the form on the reverse of or attached to the Warrant Certificate duly executed, together with any required payment in full of the Exercise Price then in effect for the shares of Underlying Common Stock as to which a Warrant Certificate is submitted for exercise (subject to Section 3.6). Any such payment of the Exercise Price shall be payable in cash or other same-day funds. All funds received upon the tender of Warrants shall be deposited by the Warrant Agent for the account of the Company, unless otherwise instructed in writing by the Company. The Company acknowledges that the bank accounts maintained by Computershare in connection with its performance under this Agreement will be in Computershare’s name and that Computershare may receive investment earnings in connection with the investment at Computershare’s risk and for its benefit of funds held in those accounts from time to time. If fewer than all the Warrants represented by a Warrant Certificate are surrendered, such Warrant Certificate shall be surrendered and a new Warrant Certificate of the same tenor and for the number of Warrants that were not surrendered shall promptly be executed and delivered to the Warrant Agent by the Company. The Warrant Agent shall promptly countersign the new Warrant Certificate, register it in such name or names as may be directed in writing by the Holder and deliver the new Warrant Certificate to the Person or Persons entitled to receive the same.
     Upon surrender of a Warrant Certificate in conformity with the foregoing provisions, the Warrant Agent or Computershare, as applicable, shall thereupon promptly notify the Company, and the Company shall instruct its transfer agent to transfer to the Holder of such Warrant Certificate appropriate evidence of ownership of any shares of Underlying Common Stock or other securities or property (including any money) to which the Holder is entitled, registered or otherwise placed in, or payable to the order of, such name or names as may be directed in writing by the Holder, and shall deliver such evidence of ownership and any other securities or property (including any money) to the Person or Persons entitled to receive the same, together with an amount in cash in lieu of any fraction of a share as provided in Section 5.9. Upon payment of the Exercise Price therefor, a Holder shall be deemed to own and have all of the rights associated with any Underlying Common Stock or other securities or property (including money) to which it is entitled pursuant to this Agreement upon the surrender of a Warrant Certificate in accordance with this Agreement. If the Holder shall direct that such securities be registered in a name other than that of the Holder, such direction shall be tendered in conjunction with a signature guarantee from an eligible guarantor institution participating in a signature guarantee program approved by the Securities Transfer Association, and any other reasonable evidence of authority that may be required by the Warrant Agent.
     3.5. Compliance with the Securities Act. (a) No Warrant may be exercised (and the Warrant Agent shall be under no obligation to process any exercise), and no Registrable Securities may be sold, transferred or otherwise disposed of (any such sale, transfer or other disposition, a “sale”), except in compliance with this Section 3.5.

          (b) A Holder may exercise its Warrants if it is an “accredited investor” or a “qualified institutional buyer”, as defined in Regulation D and Rule 144A under the Securities Act, respectively, and, a Holder may sell its Registrable Securities to a transferee that is an “accredited investor” or a “qualified institutional buyer”, as such terms are defined in such Regulation and such Rule, respectively, provided that each of the following conditions is satisfied:
     (i) with respect to any “accredited investor” that is not an institution, such Holder or transferee, as the case may be, provides certification establishing to the reasonable satisfaction of the Company that it is an “accredited investor”;
     (ii) such Holder or transferee represents that it is acquiring the Underlying Common Stock (in the case of an exercise) or Registrable Securities (in the case of a sale) for its own account and that it is not acquiring such Underlying Common Stock or the Registrable Securities with a view to, or for offer or sale in connection with, any distribution thereof (within the meaning of the Securities Act) that would be in violation of the securities laws of the United States or any applicable state thereof, but subject, nevertheless, to the disposition of its property being at all times within its control; and
     (iii) such Holder or transferee agrees to be bound by the provisions of this Section 3.5 with respect to any exercise of the Warrants and any sale of the Registrable Securities.
          (c) a Holder may exercise its Warrants and may sell its Registrable Securities in accordance with Regulation S under the Securities Act.
          (d) a Holder may exercise its Warrants or sell its Registrable Securities if:
     (i) such Holder gives written notice to the Company of its intention to exercise or effect such sale, which notice shall describe the manner and circumstances of the proposed transaction in reasonable detail;
     (ii) such notice includes a certification by the Holder, to the effect that such proposed exercise or sale may be effected without registration under the Securities Act or under applicable Blue Sky laws; and
     (iii) such Holder or transferee complies with Sections 3.5(b)(ii) and 3.5(b)(iii).
          (e) subject to Section 12.5, all stock certificates issued pursuant to the exercise of the Warrants shall bear the following legend:
THE SHARES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR

QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. SUCH SHARES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 9, 2008 BETWEEN BORDERS GROUP, INC. (THE “COMPANY”), AND COMPUTERSHARE INC. AND ITS WHOLLY OWNED SUBSIDIARY COMPUTERSHARE TRUST COMPANY, N.A., WARRANT AGENT. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
          (f) subject to Section 12.5, each certificate representing the Warrants shall bear the following legend:
THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 9, 2008 BETWEEN BORDERS GROUP, INC. (THE “COMPANY”) AND COMPUTERSHARE INC. AND ITS WHOLLY OWNED SUBSIDIARY COMPUTERSHARE TRUST COMPANY, N.A., WARRANT AGENT. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
          (g) the provisions of Section 3.5(a) shall not apply to:
     (i) any exercise of a Warrant in connection with a sale of the Registrable Securities issued upon such exercise in a transaction that is registered under the Securities Act.

     (ii) any sale of Registrable Securities in a transaction that is registered under the Securities Act.
     3.6. Exercise Only for Cash Prior to Required Shareholder Approval and Incentive Plans Amendments. Until such time as the Company has notified the Warrant Agent that Required Shareholder Approval and the Incentive Plans Amendments have been obtained, upon exercise of any Warrants and against surrender thereof, the Company shall pay, within five business days from the date of exercise, to the Holders of Warrants an amount in cash in immediately available funds equal to the excess, if any, of the Fair Market Value as of the date of exercise of the number of shares of Common Stock the Holders would have been entitled to receive if the provisions of this Section were not applicable over the Exercise Price in respect of such shares. Any cash payment due from the Company to a Holder pursuant to this Section 3.6 shall be due and payable on the fifth business day after the date of such exercise and, if not then paid, shall bear interest thereafter at a default interest rate (the “Default Interest Rate”) equal to 18% compounded on each monthly anniversary, and payable upon demand, but subject to Section 8.3. The cash settlement of the Warrants provided for under this Section 3.6 shall cease to apply on the same business day the Company notifies the Warrant Agent in writing that the Required Shareholder Approval and the Incentive Plans Amendments have both been obtained. Notwithstanding the foregoing, no Holder may exercise any Warrants for cash prior to the earlier of (i) January 1, 2009 and (ii) the public announcement of the entry into a definitive agreement with respect to, or the completion of, a Change of Control Event or other extraordinary transaction involving the Company to which the Initial Investor is not a party; provided, however, if the definitive agreement relates to a Public Stock Merger, no Holder may exercise Warrants for cash prior to the consummation of the Public Stock Merger.
4. REGISTRATION RIGHTS AND PROCEDURES AND LISTING.
     4.1. Registration.
          (a) Subject to the conditions of this Section 4.1, the Company covenants and agrees that no later than October 1, 2008, the Company shall have prepared and filed with the SEC a Registration Statement, which, if possible, shall be a Shelf Registration Statement (as defined below) covering any Registrable Securities (or otherwise designate an existing Shelf Registration Statement filed with the SEC to cover the Registrable Securities), and, to the extent the Shelf Registration Statement has not theretofore been declared effective or is not automatically effective upon such filing, the Company shall use commercially reasonable efforts to cause such Shelf Registration Statement to be declared or become effective as promptly as practicable, but in no event later than January 1, 2009, and use commercially reasonable efforts to keep such Shelf Registration Statement continuously effective and in compliance with the Securities Act and usable for resale of such Registrable Securities for a period from the date of its initial effectiveness until such time as there are no Registrable Securities remaining.

          (b) Any registration pursuant to this Section 4.1 shall, to the extent possible, be effected by means of a shelf registration under the Securities Act (a “Shelf Registration Statement”) in accordance with the methods and distribution set forth in the Shelf Registration Statement and Rule 415. If a Holder intends to distribute any Registrable Securities by means of an underwritten offering, (1) it shall so advise the Company and (2) the Holders holding a majority interest in the Registrable Securities electing to participate in such underwritten offering shall have the right to appoint book runners and all other applicable underwriting participants, subject to the approval of the Company not to be unreasonably withheld or delayed. The Company shall have the right to select a non-bookrunning co-manager, subject to the approval of the majority of participating Holders not to be unreasonably withheld or delayed.
          (c) The Company shall not be required to effect a registration (including a resale of Registrable Securities from an effective Shelf Registration Statement) pursuant to this Section 4.1: (i) with respect to securities that are not Registrable Securities; (ii) during any Scheduled Black-Out Period; or (iii) if the Company has notified the Holders that in the good faith judgment of the Company, it would be materially detrimental to the Company or its security holders for such registration to be effected at such time, in which event the Company shall have the right to defer such registration for a period of not more than ninety (90) days; provided that such right to delay a registration shall be exercised by the Company (A) only if the Company has generally exercised (or is concurrently exercising) similar black-out rights against holders of similar securities that have registration rights, if any, and (B) for not more than three periods in any twelve (12) month period and not more than one hundred twenty (120) days in the aggregate in any twelve (12) month period.
     4.2. Expenses of Registration. Except as specifically provided herein, all Registration Expenses incurred in connection with any registration, qualification or compliance hereunder shall be borne by the Company. All Selling Expenses incurred in connection with any registrations hereunder, shall be borne by the holders of the securities so registered pro rata on the basis of the aggregate offering or sale price of the securities so registered.
     4.3. Obligations of the Company. Whenever required to effect the registration of any Registrable Securities, the Company shall, as expeditiously as reasonably practicable, subject to the provisions of this Article 4:
          (a) Prepare and file with the SEC a prospectus supplement with respect to a proposed offering of Registrable Securities pursuant to an effective Registration Statement and, upon the request of the Holders of a majority of the Registrable Securities registered thereunder, subject to Sections 4.1(c) and 4.4, use commercially reasonable efforts to keep such Registration Statement effective or such prospectus supplement current, until the termination of the period contemplated in Section 4.5.

          (b) Prepare and file with the SEC such amendments and supplements to the applicable Registration Statement and the Prospectus or prospectus supplement used in connection with such Registration Statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Securities covered by such Registration Statement for the period set forth in paragraph (a) above.
          (c) Furnish to the Holders and any underwriters such number of copies of the applicable Registration Statement and each such amendment and supplement thereto (including in each case all exhibits) and of a Prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned or to be distributed by them.
          (d) Use its commercially reasonable efforts to register and qualify the securities covered by such Registration Statement under such other securities or Blue Sky laws of such jurisdictions as shall be reasonably requested by the Holders or any managing underwriter(s), to keep such registration or qualification in effect for so long as such Registration Statement remains in effect, and to take any other action which may be reasonably necessary to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such Holder; provided that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.
          (e) Notify each Holder of Registrable Securities at any time when a Prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the applicable Prospectus, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing.
          (f) Give written notice to the Holders of Registrable Securities covered by a Registration Statement:
     (i) when any Registration Statement filed pursuant to Section 4.1 or any amendment thereto has been filed with the SEC and when such Registration Statement or any post-effective amendment thereto has become effective;
     (ii) of any request by the SEC for amendments or supplements to any Registration Statement or the Prospectus included therein or for additional information;
     (iii) of the issuance by the SEC of any stop order suspending the effectiveness of any Registration Statement or the initiation of any proceedings for that purpose;

     (iv) of the receipt by the Company or its legal counsel of any notification with respect to the suspension of the qualification of the Registrable Securities for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose; and
     (v) of the happening of any event that requires the Company to make changes in any effective Registration Statement or the Prospectus in order to make the statements therein not misleading (which notice shall be accompanied by an instruction to suspend the use of the Prospectus until the requisite changes have been made).
          (g) Use its commercially reasonable efforts to prevent the issuance or obtain the withdrawal of any order suspending the effectiveness of any Registration Statement referred to in Section 4.3(f)(iii) at the earliest practicable time.
          (h) Upon the occurrence of any event contemplated by Section 4.3(f)(v), reasonably promptly prepare a post-effective amendment to such Registration Statement or a supplement to the related Prospectus or file any other required document so that, as thereafter delivered to the Holders and any underwriters, the Prospectus will not contain an untrue statement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. If the Company notifies the Holders in accordance with Section 4.3(f)(v) to suspend the use of the Prospectus until the requisite changes to the Prospectus have been made, then the Holders and any underwriters shall suspend use of such Prospectus and use their commercially reasonable efforts to return to the Company all copies of such Prospectus (at the Company’s expense) other than permanently filed copies then in such Holder’s or underwriter’s possession.
          (i) Use commercially reasonable efforts to procure the cooperation of the Company’s transfer agent in settling any offering or sale of Registrable Securities, including with respect to the transfer of physical stock certificates into book-entry form in accordance with any procedures reasonably requested by the Holders or any managing underwriter(s).
          (j) Use its commercially reasonable efforts to take such actions as are under its control to become or remain a well-known seasoned issuer (as defined in Rule 405 under the Securities Act) (and not become an ineligible issuer (as defined in Rule 405 under the Securities Act)) during the period when such Registration Statement remains in effect.
          (k) Enter into an underwriting agreement in form, scope and substance as is customarily entered into for similar underwritten offerings of equity securities by similar companies and take all such other actions reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith or by the managing underwriter(s), if any, to expedite or facilitate the underwritten disposition of such Registrable Securities, and in connection therewith as customary for any similar underwritten offering, (i) make such representations and warranties to the Holders that are selling stockholders and the managing underwriter(s), if any, with respect to the business of the Company and its subsidiaries, and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, in form, substance and scope as are customarily made by the issuer in similar underwritten offerings of equity securities by similar companies, and, if true, confirm the same if and when requested, (ii) use its commercially reasonable efforts to furnish underwriters opinions of counsel to the Company, addressed to the managing underwriter(s), if any, covering the matters customarily covered in the opinions requested in similar underwritten offerings of equity securities by similar companies, (iii) use its commercially reasonable efforts to obtain “cold comfort” letters from the independent certified public accountants of the company (and, if necessary, any other independent certified public accountants of any business acquired by the Company for which financial statements and financial data are included in the Registration Statement) who have certified the financial statements included in such Registration Statement, addressed to each of the managing underwriter(s), if any, such letters to be in customary form and covering matters of the type customarily covered in “cold comfort” letters in connection with similar underwritten offerings of equity securities by similar companies, (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures customary in similar underwritten offerings of equity securities by similar companies, and (v) deliver such documents and certificates as may be reasonably requested by the Holders of a majority of the Registrable Securities being sold in connection therewith, their counsel and the managing underwriter(s), if any, to evidence the continued validity of the representations and warranties made pursuant to clause (i) above and to evidence compliance with any customary conditions contained in the underwriting agreement or other agreement entered into by the Company.
          (l) Make available for inspection by a representative of Holders that are selling at least 100,000 Registrable Securities, the managing underwriter(s), if any, and any attorneys or accountants retained by such Holders or managing underwriter(s), at the offices where normally kept, during reasonable business hours, financial and other records, pertinent corporate documents and properties of the Company, and cause the officers, directors and employees of the Company to supply all information in each case reasonably requested by any such representative, managing underwriter(s), attorney or accountant in connection with such Registration Statement; provided that this clause (l) shall only be applicable to a representative of such Holders that are selling stockholders and any attorneys or accountants retained by such Holders if such Holder is named in the applicable prospectus supplement as a person who may be deemed to be an underwriter with respect to an offering and sale of Registrable Securities.
     4.4. Suspension of Sales. During any Scheduled Black-Out Period and upon receipt of written notice from the Company that a Registration Statement, Prospectus or prospectus supplement contains or may contain an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that circumstances exist that make inadvisable use of such Registration Statement, Prospectus or prospectus supplement, the Holder of

Registrable Securities shall forthwith discontinue disposition of Registrable Securities until termination of such Scheduled Black-Out Period or until the Holder has received copies of a supplemented or amended Prospectus or prospectus supplement, or until such Holder is advised in writing by the Company that the use of the Prospectus and, if applicable, prospectus supplement may be resumed, and, if so directed by the Company, such Holder shall deliver to the Company (at the Company’s expense) all copies, other than permanent file copies then in such Holder’s possession, of the Prospectus and, if applicable, prospectus supplement covering such Registrable Securities current at the time of receipt of such notice. The total number of days that any such suspension may be in effect in any 180 day period shall not exceed 60 days.
     4.5. Termination of Registration Rights. A Holder’s Registration Rights as to any securities held by such Holder (and its affiliates, partners, members and former members) shall not be available unless such securities are Registrable Securities.
     4.6. Furnishing Information. It shall be a condition precedent to the obligations of the Company to take any action pursuant to Section 4.3 that the selling Holders and the underwriters, if any, shall furnish to the Company such information regarding themselves, the Registrable Securities held by them and the intended method of disposition of such securities as shall be required to effect the registered offering of their Registrable Securities.
     4.7. Indemnification. (a) In connection with each registration pursuant to Article 4, the Company agrees to indemnify and hold harmless each selling Holder, each underwriter or agent participating in such offering, and each person, if any, who controls any selling Holder or any such underwriter or agent within the meaning of Section 15 of the Securities Act as follows:
     (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of an untrue statement of a material fact included in any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and
     (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, if such settlement is effected with the written consent of the Company, which shall not be unreasonably withheld:

provided, however, that, with respect to any selling Holder or any underwriter or agent, this indemnity does not apply to any loss, liability, claim, damage or expense to the extent arising out of an untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by such selling Holder or underwriter or agent, respectively, expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
          (b) Each selling Holder agrees severally, and not jointly, to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, each underwriter or agent participating in such offering and the other selling Holders, and each person, if any, who controls the Company, any such underwriter or agent and any other selling Holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such selling Holder expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
          (c) The obligations of the Company under Section 4.7(a) and of the selling Holders under Section 4.7(b) to indemnify any underwriter or agent who participates in an offering (or any person, if any, controlling such underwriter or agent within the meaning of Section 15 of the Securities Act) shall be conditioned upon the underwriting or agency agreement with such underwriter or agent containing an agreement by such underwriter or agent to indemnify and hold harmless the Company, its directors, each of its officers who signed a Registration Statement, and each selling Holder, and each person, if any, who controls the Company or any such selling Holder within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 4.7(a), as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such underwriter or agent expressly for use in the Registration Statement (or any amendment thereto), or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).
          (d) Each indemnified party shall give prompt notice to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve the indemnifying party from any liability it may have under this Agreement, except to the extent that the indemnifying party is prejudiced thereby. If it so elects, after receipt of such notice, an indemnifying party, jointly with any other indemnifying parties receiving such notice, may assume the defense of such action with counsel chosen by it, provided that the indemnified party shall be entitled to participate in (but not control) the defense of such action with counsel chosen by it, the fees and expenses of which shall be paid by the indemnifying party if there would be a conflict if one counsel were to represent both the indemnified and the indemnifying party, and by the indemnified party in all other circumstances. In no event shall the indemnifying party or parties be liable for a settlement of an action with respect to which they have assumed the defense if such settlement is effected without the written consent of the indemnifying party, or for the fees and expenses of more than one counsel for (i) the Company, its officer, directors and controlling persons as a group, (ii) the selling Holders and their controlling persons as a group and (iii) the underwriters or agents and their controlling persons as a group, in each case, in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances.
     4.8. Contribution. (a) In order to provide for just and equitable contribution in circumstances under which the indemnity provided for in this Article 4 is for any reason held to be unenforceable by the indemnified parties although applicable in accordance with its terms, the Company, the selling Holders and the underwriters or agents shall contribute to the aggregate losses, liabilities, claims, damages and expenses of the nature contemplated by such indemnity incurred by the Company, the selling Holders and one or more of the underwriters or agents, as incurred, in such proportions that (i) the underwriters or agents are responsible for that portion represented by the percentage that the underwriting discounts and commissions for the offering appearing on the cover page of the Prospectus (or, if not set forth on the cover page, that are applicable to the offering) bear to the initial public offering price appearing on the cover page (or, if not set forth on the cover page, that are applicable to the offering) and (ii) each of the selling Holders and the Company is responsible for an equal portion of the balance.
          (b) No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 4.8, each person, if any, who controls an underwriter or agent within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as such underwriter or agent and each director of the Company, each officer of the Company who signed a Registration Statement, and each person, if any, who controls the Company or a selling Holder within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company or such selling Holder, as the case may be.
     4.9. Representations, Warranties and Indemnities to Survive. The indemnity and contribution agreements contained in this Article 4 and the representations and warranties of the Company referred to in Section 4.3(k) shall remain operative and in full force and effect regardless of (i) any termination of any underwriting or agency agreement, (ii) any investigation made by or on behalf of the selling Holders, the Company or any underwriter or agent or controlling person or (iii) the consummation of the sale or successive resales of the Registered Securities.

     4.10. Lock-Up Agreements. (a) The Company agrees that, if requested by the managing underwriter, it will not, directly or indirectly, sell, offer to sell, grant any option for the sale of, or otherwise dispose of any Common Stock or securities convertible into or exchangeable or exercisable for Common Stock (subject to customary exceptions), other than any such sale or distribution of Common Stock upon exercise of the Company’s Warrants, in the case of an underwritten offering for a period of 60 days from the effective date of the Registration Statement pertaining to such Registrable Common Stock. The total number of days that any such lock-up agreement may be in effect in any 365-day period shall not exceed 120 days
          (b) The lock-up agreements set forth in Sections 4.10(a) shall be subject to customary exceptions that may be contained in an underwriting agreement if any such registration involves a similar underwritten offering.
     4.11. Rule 144 Reporting. With a view to making available to the Holders the benefits of certain rules and regulations of the SEC which may permit the sale of the Registrable Securities to the public without registration, the Company agrees, so long as it is subject to the periodic reporting requirements of the Securities Exchange Act, to use its commercially reasonable efforts to:
          (a) make and keep public information available, as those terms are understood and defined in Rule 144(c)(1) or any similar or analogous rule promulgated under the Securities Act, at all times after the effective date of this Agreement;
          (b) file with the SEC, in a timely manner, all reports and other documents required of the Company under the Exchange Act; and
          (c) so long as the Holders own any Registrable Securities, furnish to such Holders forthwith upon request: a written statement by the Company as to its compliance with the reporting requirements of Rule 144 under the Securities Act, and of the Exchange Act; a copy of the most recent annual or quarterly report of the Company; and such other reports and documents as the Initial Investor or Holder may reasonably request in availing itself of any rule or regulation of the SEC allowing it to sell any such securities without registration.
     4.12. Obtaining Stock Exchange Listing. The Company will use its commercially reasonable efforts to have, if requested by any managing underwriter or by the Holder holding the greatest number of Warrants, the Warrants and the Underlying Common Stock quoted on any securities exchanges on which the then outstanding Common Stock is listed, provided that any such request shall be made on or after January 15, 2009 and provided further that the Company shall be reimbursed by the requesting party for all reasonable expenses associated with the listing of any Warrants. A copy of any opinion of counsel accompanying a listing application by the Company with respect to the Underlying Common Stock shall be furnished to the Warrant Agent, together with a letter to the effect that the Warrant Agent may rely on the statements made in such opinion.

5. ADJUSTMENTS.
     5.1. Adjustments upon Certain Transactions. The Exercise Price and the number of shares of Common Stock issuable upon exercise of each Warrant shall be adjusted in the event the Company (i) pays a dividend or makes any other distribution with respect to its Common Stock solely in shares of its Common Stock, (ii) subdivides its outstanding Common Stock and (iii) combines its outstanding Common Stock into a smaller number of shares. In such event, the number of shares of Common Stock issuable upon exercise of each Warrant immediately prior to the record date for such dividend or distribution or the effective date of such subdivision or combination shall be adjusted so that the Holder of each Warrant shall thereafter be entitled to receive the number of shares of Common Stock that such Holder would have owned or have been entitled to receive after the happening of any of the events described above, had such Warrant been exercised immediately prior to the happening of such event or any record date with respect thereto. In addition, upon an adjustment pursuant to this Section 5.1, the Exercise Price for each share of Common Stock payable upon exercise of such Warrant shall be adjusted (calculated to the nearest $.0001) so that it shall equal the product of the Exercise Price immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the number of shares of Common Stock issuable upon the exercise of each Warrant immediately prior to such adjustment, and the denominator of which shall be the number of shares of Common Stock so issuable immediately thereafter. Such adjustment shall become effective immediately after the effective date of such event retroactive to the record date, if any, for such event. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:
Ub = shares underlying each Warrant before the adjustment
Ua = shares underlying each Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
Ob = shares outstanding before the transaction in question
Oa = shares outstanding after the transaction in question
Ua = Ub x Oa / Ob
Pa = Pb x Ob / Oa
     5.2. Dividends and Distributions. (a) If the Company shall fix a record date for the payment of a dividend or the making of a distribution with respect to the Common Stock (other than one covered by Section 5.1), including without limitation in connection with a Recapitalization Event (it being understood that if there is a distribution in connection with a Recapitalization Event and no record date is set therefore, the effective date of such Recapitalization Event shall for purposes of this Section 5.2 be deemed to be the record date fixed by the Company), the Exercise Price to be in effect after the record date for such dividend or distribution shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such record date by (y) a fraction, the numerator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date (the “ex-date”) on which the Common Stock first trades without the right to receive such dividend or distribution less the Fair Market Value of the cash, securities (excluding common stock that is the same class of securities for which the Warrants would be exercisable immediately after such distribution or dividend taking into account the adjustments pursuant to this article 5) or other property paid per share in such dividend or distribution, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the ex-date. As used in this Section 5.2, “Recapitalization Event” means any consolidation, merger or similar extraordinary transaction, or any recapitalization or reclassification of the Common Stock, which in any such event does not constitute a Change of Control Event. Upon any adjustment of the Exercise Price pursuant to this Section 5.2, the total number of shares of Common Stock purchaseable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchaseable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment.
          (b) For avoidance of doubt, the adjustment contemplated by Section 5.2(a) can be expressed by formula as follows:
Ub = shares underlying each Warrant before the adjustment
Ua = shares underlying each Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
M = average VWAP for five trading days before ex-date
D = Fair Market Value of the dividend or distribution made per share of Common Stock
Ua = Ub x M / (M – D)
Pa = Pb x (M – D) / M
          (c) In the case of a Recapitalization Event where outstanding shares of Common Stock are converted either solely or partially into shares of common stock of another company, each Warrant shall become a Warrant to purchase a number of shares of common stock of the other company for an Exercise Price per share calculated by (x) first, applying the rules in Section 5.2(a) to determine an initially adjusted Exercise Price per share and number of shares of Common Stock purchaseable upon the exercise of each Warrant, (y) second, multiplying the initially adjusted number of shares times the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted number of shares of common stock of the other company purchaseable upon exercise of each Warrant and (z) third, dividing the initially adjusted Exercise Price per share by the number of shares of common stock of the other company into which each share of Common Stock of the Company shall be converted in the Recapitalization Event to arrive at the final adjusted Exercise Price per share of common stock of the other company. In that case, the provisions of Section 5.4 (other than the first sentence thereof) shall apply to the Recapitalization Event as though it were a Reorganization Event.
     5.3. Tender Offers. If a publicly-announced tender offer made by the Company or any of its Subsidiaries for all or any portion of the Common Stock shall expire and tendering holders of Common Stock are paid aggregate consideration having a Fair Market Value when paid which exceeds the aggregate Fair Market Value of the Common Stock acquired in such tender offer as of the last trading date before the date on which such tender offer is first publicly announced (such excess, the “Excess Tender Amount”), then the Exercise Price to be in effect after the tender offer expires shall be determined by multiplying (x) the Exercise Price in effect immediately prior to such adjustment by (y) a fraction, the numerator of which shall be the Fair Market Value per share of the Common Stock as of the last trading day before the date on which such tender offer is first publicly announced less the Premium Per Pro Forma Share, and the denominator of which shall be the Fair Market Value per share of Common Stock as of the last trading day before the date on which such tender offer is first publicly announced. As used herein, “Premium Per Pro Forma Share” means (x) the Excess Tender Amount divided by (y) the number of shares of Common Stock outstanding at expiration of the tender offer after giving pro forma effect to the purchase of shares in the tender offer. Upon any adjustment of the Exercise Price pursuant to this Section 5.3, the total number of shares of Common Stock purchaseable upon the exercise of each Warrant shall be such number of shares (calculated to the nearest hundredth) purchaseable per Warrant immediately prior to such adjustment multiplied by a fraction, the numerator of which shall be the Exercise Price in effect immediately before such adjustment and the denominator of which shall be the Exercise Price in effect immediately after such adjustment. For avoidance of doubt, the adjustment contemplated by this section can be expressed by formula as follows:
Ub = shares underlying each Warrant before the adjustment
Ua = shares underlying each Warrant after the adjustment
Pb = exercise price per share before the adjustment
Pa = exercise price per share after the adjustment
M = average VWAP for five trading days before date tender offer is announced
E = Excess Tender Amount (the aggregate premium paid in the tender offer)
Pr = Premium Per Pro Forma Share
Oa = Shares outstanding after giving effect to tender offer
Pr = E / Oa
Ua = Ub x M / (M – Pr)
Pa = Pb x (M – Pr) / M
     5.4. Consolidation, Merger or Sale. Subject to Article 6 hereof, if any consolidation, merger or similar extraordinary transaction of the Company with another entity, or the sale of all or substantially all of its assets, other than in any such case a Recapitalization Event, shall be effected (a “Reorganization Event”), and in connection with such Reorganization Event, the Common Stock shall be converted into or exchanged for or become the right to receive cash, securities or other property, then, as a condition of such Reorganization Event, lawful and adequate provisions shall be made by the Company whereby the Holder of each Warrant shall thereafter have the right to purchase and receive on exercise of such Warrant, for an aggregate price equal to the aggregate Exercise Price for all of the shares underlying the Warrant as in effect immediately before such transaction (subject to adjustment thereafter as contemplated by the succeeding sentence), the same kind and amount of cash, securities or other property as it would have had the right to receive if it had exercised such Warrant immediately before such transaction and been entitled to participate therein. In the event of any such Reorganization Event, the Company shall make appropriate provision to ensure that applicable provisions of this Agreement (including, without limitation, the provisions of Article 4, this Article 5 and Article 6) shall thereafter be binding on the other party to such transaction (or the successor in such transaction) and applicable to any securities thereafter deliverable upon the exercise of Warrants. The Company will not effect any such Reorganization Event unless, prior to the consummation thereof, the successor entity (if other than the Company) resulting from such Reorganization Event or the entity purchasing such assets shall assume by written instrument reasonably satisfactory in form and substance to the Holders of a majority of the Warrants then outstanding, executed and mailed or delivered to each Holder hereof at the last address of such Holder appearing on the books of the Company, the obligation to deliver to the cash, securities or property deliverable upon exercise of Warrants (or the cash payment under Section 6.1). The Company shall notify the Holder of each Warrant of any such proposed Reorganization Event reasonably prior to the consummation thereof so as to provide such Holder with a reasonable opportunity prior to such consummation to exercise each Warrant in accordance with the terms and conditions hereof; provided, however, that in the case of a transaction which requires notice to be given to the holders of Common Stock of the Company, the Holder of each Warrant shall be provided the same notice given to the holders of Common Stock of the Company.
     5.5. Securities Issuances. (a) Upon any issuance of any shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than Qualifying Employee Stock) or the amendment to or change in the number of shares of Common Stock deliverable upon the exercise, conversion or exchange of such securities (in each case, other than issuances, amendments or changes covered by Sections 5.1, 5.2, 5.3 or 5.4), the Company shall issue to Holders of Warrants, on a pro rata basis, such additional Warrants having the same terms as the then-outstanding Warrants as may be necessary in order that the aggregate percentage of Common Stock on a Fully Diluted Basis (excluding Qualifying Employee Stock) issuable upon exercise of all the outstanding Warrants shall not be diminished on account of such issuance.
          (b) For purposes of this Agreement, “Qualifying Employee Stock” means (i) rights and options issued in the ordinary course of business under employee benefits plans and any common stock issued after the date hereof upon exercise of such rights and options and (ii) restricted stock and restricted stock units issued after the date hereof in the ordinary course of business under employee benefit plans and common stock issued after the date hereof in settlement of any such restricted stock units.
     5.6. Full-Ratchet Adjustment for Lower Revaluations. In the case of (a) any issuance of shares of Common Stock, rights or options to acquire Common Stock or securities convertible or exchangeable into Common Stock (other than Qualifying Employee Stock), or (b) the amendment to or change in the exercise, conversion or exchange price of such securities in each case for an Effective Issuance Price that is lower than the Exercise Price (in each case, other than issuances, amendments or changes covered by Sections 5.1, 5.2, 5.3 or 5.4), the Exercise Price for all Warrants shall be further reduced to an amount equal to the Effective Issuance Price. The “Effective Issuance Price” will be:
     (i) with respect to Common Stock issued for cash the per share amount of the net cash proceeds received by the Company for such Common Stock;
     (ii) with respect to Common Stock issued for other consideration, the Fair Market Value of the net consideration;
     (iii) with respect to any option, warrant or other right to acquire Common Stock, whether direct or indirect and whether or not conditional or contingent, the sum of (a) the Fair Market Value of the aggregate consideration, if any, received by the Company for the issuance of such option, warrant or right divided by the number of shares of Common Stock into which such option, warrant or right is exercisable at time of issuance, plus (b) the per share amount of the exercise price to the extent paid in cash and per share Fair Market Value of the exercise price if paid in other consideration;
     (iv) with respect to securities convertible or exchangeable into Common Stock, the net consideration per security paid for such securities (to the extent paid in cash) or the net Fair Market Value of the consideration per security paid for such securities if the price for such securities is paid in other consideration, as of the date of their issuance divided by the number of shares of Common Stock for which such securities are convertible or exchangeable.
For the avoidance of doubt the Exercise Price shall in no event be increased pursuant to this Section 5.6.
     5.7. Adjustments after Certain Transfers or a Qualifying Public Stock Merger. With respect to any Warrants that (a) are transferred by the Initial Investor to a non-Affiliate or (b) are outstanding after a Qualifying Public Stock Merger, the provisions of Sections 5.5 and 5.6 shall cease to apply.
     5.8. Affiliate Transactions. In the event that the Company shall issue any shares of Common Stock to, or repurchase any shares of Common Stock from, any Affiliate, other than Qualifying Employee Stock, such issuance or repurchase shall be on terms no less favorable to the Company than those obtainable by a party who is not such an Affiliate.
     5.9. Fractional Shares. No fractional shares shall be issued upon exercise of any Warrant. Instead, the Company shall pay to the Holder, in lieu of issuing any fractional share, a sum in cash equal to such fraction multiplied by the Fair Market Value of a share of Common Stock, as determined by the Company’s Chief Executive Officer, Chief Financial Officer or Board, on the trading immediately prior to the date of exercise.
     5.10. Notice of Adjustment. Whenever the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant or the Exercise Price is adjusted, as herein provided, the Company shall cause the Warrant Agent promptly to mail by first class mail, postage prepaid, to each Holder notice of such adjustment or adjustments and shall deliver to the Warrant Agent a certificate of a firm of independent public accountants selected by the Board (who may be the regular accountants employed by the Company) setting forth the number of shares of Common Stock or other stock or property issuable upon the exercise of each Warrant and the Exercise Price after such adjustment, setting forth a brief statement of the facts requiring such adjustment and setting forth the computation by which such adjustment was made. The Warrant Agent shall be entitled to rely on such certificate and shall be under no duty or responsibility with respect to any such certificate, except to exhibit the same from time to time, to any Holder desiring an inspection thereof during reasonable business hours. The Warrant Agent shall not at any time be under any duty or responsibility to any Holders to determine whether any facts exist that may require any adjustment of the Exercise Price or the number of shares of Common Stock or other stock or property issuable on exercise of the Warrants, or with respect to the nature or extent of any such adjustment when made, or with respect to the method employed in making such adjustment or the validity or value (or the kind or amount) of any shares of Common Stock or other stock or property which may be issuable on exercise of the Warrants. The Warrant Agent shall not be responsible for any failure of the Company to make any cash payment or to issue, transfer or deliver any shares of Common Stock or stock certificates or other common stock or properties upon the exercise of any Warrant.
6. REDEMPTION UPON A CHANGE OF CONTROL OR DELISTING.
     6.1. Mandatory Redemption. Upon the occurrence of a Change of Control Event (other than a Public Stock Merger) or a Delisting Event, at the election of each Holder in its sole discretion exercised by written notice to the Company or the successor to the Company on or prior to the Exercise Date, the Company shall pay to such Holder of outstanding Warrants as of the date of such Change of Control Event or Delisting Event, an amount in cash in immediately available funds equal to the Cash Redemption Value for such Warrants, not later than the date which is 10 business days after such Change of Control Event or Delisting Event and the Warrants shall thereafter be extinguished. For purposes of this Section 6.1, the Exercise Date shall mean (a) if the Company entered into a definitive agreement with respect to a Change of Control Event or Delisting Event and has provided to the Holders notice of the Change in Control Event or Delisting Event at least 20 business days prior to the effectiveness of such event, the 10th business day prior to such event and (b) otherwise, the 5th business day following the effectiveness of the Change of Control Event or Delisting Event. The “Cash Redemption Value” for any Warrant will equal the fair value of the Warrant as of the date of such Change of Control Event or Delisting Event as determined by an Independent Financial Expert plus interest thereon from such date to the payment date at the rate of

10% per annum. The Independent Financial Expert will determine Cash Redemption Value using standard option pricing models for American style options, such as the Cox-Rubinstein binomial model, assuming for this purpose that the Change of Control Event or Delisting Event had not occurred and making sure to take into account the intrinsic and option value of the Warrants, but assuming annualized volatility of 35% over the Warrant’s remaining term. The Cash Redemption Value of the Warrants shall be due and payable not later than the tenth business day after the date of the applicable Change of Control Event or Delisting Event and, if not then paid, shall bear interest thereafter at the Default Interest Rate. If a Holder of Warrants does not exercise the right provided by this section, such Warrants will remain outstanding as adjusted pursuant to the provisions of Article 5 hereof.
     6.2. Public Stock Merger. (a) In the case of a Public Stock Merger, the Company may by written notice to the Holders of Warrants not more than 60 nor less than 30 days prior to the effective date of such Public Stock Merger elect to have all the unexercised Warrants remain outstanding after the Public Stock Merger, in which case the Warrants will remain outstanding as adjusted pursuant to Section 5.4 and the other provisions of Article 5 hereof.
          (b) In the case of any Public Stock Merger with respect to which the Company does not make a timely election as contemplated by Section 6.2(a) above, the Company shall pay on the effective date of such Public Merger, to each Holder of outstanding Warrants as of the effective date of such Public Stock Merger, an amount in cash in immediately available funds equal to the Cash Redemption Value for such Warrants determined in accordance with Section 6.1 and the Warrants shall thereafter be extinguished.
7. WARRANT TRANSFER BOOKS.
     The Warrant Certificates shall be issued in registered form only. The Company shall cause to be kept at the office of the Warrant Agent a register in which, subject to such reasonable regulations as it may prescribe, the Company shall provide for the registration of Warrant Certificates and of transfers or exchanges of Warrant Certificates as herein provided.
     At the option of the Holder, Warrant Certificates may be exchanged at such office, and upon payment of the charges hereinafter provided. Whenever any Warrant Certificates are so surrendered for exchange, the Company shall execute, and the Warrant Agent shall countersign and deliver, the Warrant Certificates that the Holder making the exchange is entitled to receive.
     All Warrant Certificates issued upon any registration of transfer or exchange of Warrant Certificates shall be the valid obligations of the Company, evidencing the same obligations, and entitled to the same benefits under this Agreement, as the Warrant Certificates surrendered for such registration of transfer or exchange.

     Every Warrant Certificate surrendered for registration of transfer or exchange shall (if so required by the Company or the Warrant Agent) be duly endorsed, or be accompanied by a written instrument of transfer in form satisfactory to the Warrant Agent, duly executed by the Holder thereof or his attorney duly authorized in writing.
     No service charge shall be made to a Holder for any registration of transfer or exchange of Warrant Certificates. The Company may require payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in connection with any registration of transfer or exchange of Warrant Certificates.
     Any Warrant Certificate when duly endorsed in blank shall be deemed negotiable and when a Warrant Certificate shall have been so endorsed, the Holder thereof may be treated by the Company, the Warrant Agent and all other persons dealing therewith as the absolute owner thereof for any purpose and as the Person entitled to exercise the rights represented thereby, or to the transfer thereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding; but until such transfer on such register, the Company and the Warrant Agent shall treat the registered Holder thereof as the owner for all purposes. No such transfer shall be registered until the Warrant Agent has been supplied with the aforementioned instruments of transfer and any other such documentation as the warrant Agent may reasonably require.
8. WARRANT HOLDERS.
     8.1. No Voting Rights. Prior to the exercise of the Warrants, no Holder of a Warrant Certificate, as such, shall be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote, to consent, to exercise any preemptive right, to receive any notice of meetings of stockholders for the election of directors of the Company or any other matter or to receive any notice of any proceedings of the Company.
     8.2. Right of Action. All rights of action in respect of this Agreement are vested in the Holders of the Warrants, and any Holder of Warrants, without the consent of the Warrant Agent or the Holder of any other Warrant, may, on such Holder’s own behalf and for such Holder’s own benefit, enforce, and may institute and maintain any suit, action or proceeding against the Company suitable to enforce, or otherwise in respect of, such Holder’s right to exercise or exchange such Holder’s Warrants in the manner provided in this Agreement or any other obligation of the Company under this Agreement.
     8.3. Right to Defer Cash Settlement Payments. The Company may defer payment of any amount otherwise due and payable to a Holder pursuant to Section 3.6 to the extent (but only to the extent) that payment of such amounts to such Holder would constitute “Restricted Payments” that would not be permitted to be paid to such Holder at such time pursuant to the terms of the Existing Facility as in effect on the date hereof. The Company shall provide to the applicable Holder its written certification as to any deferred amounts (“Deferred Amounts”) and an explanation of why such amounts constitute prohibited Restricted Payments. Deferred Amounts (i) shall bear interest at the Default Interest Rate until paid in full and (ii) shall become due and payable, together with accrued and unpaid interest at the Default Interest Rate, as soon as and to the extent a Restricted Payment may be made in accordance with the Existing Facility as in effect on the date hereof. The Company hereby agrees that it shall not pay any “Restricted Payment” as defined in the Existing Facility (other than Deferred Amounts) to any Person so long as any Deferred Amount is outstanding. Deferred Amounts for any exercised Warrants, together with accrued and unpaid interest at the Default Interest Rate, shall become immediately due and payable in full on the earlier of (i) the second anniversary of the date of exercise (but not earlier than August 1, 2011) and (ii) the effectiveness of a Change of Control Event or the occurrence of any Events of Default as defined in the Term Loan Agreement as in effect on the date hereof.
9. WARRANT AGENT
     9.1. Nature of Duties and Responsibilities Assumed. The Company hereby appoints the Warrant Agent to act as agent of the Company as set forth in this Agreement. The Warrant Agent hereby accepts such appointment as agent of the Company and agrees to perform that agency upon the terms and conditions herein set forth, by all of which the Company and the Holders, by their acceptance thereof, shall be bound. The Warrant Agent shall not by countersigning Warrant Certificates or by any other act hereunder be deemed to make any representations as to validity or authorization of the Warrants or the Warrant Certificates (except as to its countersignature thereon) or of any securities or other property delivered upon exercise or tender of any Warrant, or as to the accuracy of the computation of the Exercise Price or the number or kind or amount of stock or other securities or other property deliverable upon exercise of any Warrant, the independence of any Independent Financial Expert or the correctness of the representations of the Company made in such certificates that the Warrant Agent receives. The Warrant Agent shall not have any duty to calculate or determine any adjustments with respect to the Exercise Price and the Warrant Agent shall have no duty or responsibility in determining the accuracy or correctness of such calculation. The Warrant Agent shall not (a) be liable for any recital or statement of fact contained herein or in the Warrant Certificates or for any action taken, suffered or omitted by it in good faith on the belief that any Warrant Certificate or any other documents or any signatures are genuine or properly authorized, (b) be responsible for any failure on the part of the Company to comply with any of its covenants and obligations contained in this Agreement or in the Warrant Certificates, or (c) be liable for any act or omission in connection with this Agreement except for its own negligence or willful misconduct. The Warrant Agent is hereby authorized to accept instructions with respect to the performance of its duties hereunder from the President, any Vice President or the Secretary of the Company and to apply to any such officer for instructions (which instructions will be promptly given in writing when requested) and the Warrant Agent shall not be liable and shall be indemnified and held harmless for any action taken or suffered to be taken by it in good faith in accordance with the instructions of any such officer, but in its discretion the Warrant Agent may in lieu thereof accept other evidence of such or may require such further or additional evidence as it may deem reasonable.

     The Warrant Agent may execute and exercise any of the rights and powers hereby vested in it or perform any duty hereunder either itself or by or through its attorneys, agents or employees, provided reasonable care has been exercised in the selection and in the continued employment of any such attorney, agent or employee. The Warrant Agent shall not be under any obligation or duty to institute, appear in or defend any action, suit or legal proceeding in respect hereof, unless first indemnified to its satisfaction, but this provision shall not affect the power of the Warrant Agent to take such action as the Warrant Agent may consider proper, whether with or without such indemnity. The Warrant Agent shall promptly notify the Company in writing of any claim made or action, suit or proceeding instituted against it arising out of or in connection with this Agreement.
     The Company will perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further acts, instruments and assurances as may reasonably be required by the Warrant Agent in order to enable it to carry out or perform its duties under this Agreement.
     The Warrant Agent shall act solely as agent of the Company hereunder. The Warrant Agent shall not be liable except for the failure to perform such duties as are specifically set forth herein, and no implied covenants or obligations shall be read into this Agreement against the Warrant Agent, whose duties and obligations shall be determined solely by the express provisions hereof. Notwithstanding anything in this Agreement to the contrary, Warrant Agent’s aggregate liability under this Agreement with respect to, arising from, or arising in connection with this Agreement, or from all Services provided or omitted to be provided under this Agreement, whether in contract, or in tort, or otherwise, is limited to, and shall not exceed, the amounts paid hereunder by the Company to Warrant Agent as fees and charges, but not including reimbursable expenses.
     9.2. Compensation and Reimbursement. The Company agrees to pay to the Warrant Agent from time to time compensation for all services rendered by it hereunder in accordance with Schedule A hereto and as the Company and the Warrant Agent may agree from time to time, and to reimburse the Warrant Agent for reasonable expenses and disbursements incurred in connection with the execution and administration of this Agreement (including the reasonable compensation and the expenses of its counsel), and further agrees to indemnify the Warrant Agent for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance and administration of this Agreement, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of its powers or duties hereunder.
     9.3. Warrant Agent May Hold Company Securities. The Warrant Agent and any stockholder, director, officer or employee of the Warrant Agent may buy, sell or deal in any of the Warrants or other securities of the Company or its Affiliates or become pecuniarily interested in transactions in which the Company or its Affiliates may be interested, or contract with or lend money to the Company or its Affiliates or otherwise act as fully and freely as though it were not the Warrant Agent under this Agreement. Nothing herein shall preclude the Warrant Agent from acting in any other capacity for the Company or for any other legal entity.
     9.4. Resignation and Removal; Appointment of Successor. (a) No resignation or removal of the Warrant Agent and no appointment of a successor warrant agent shall become effective until the acceptance of appointment by the successor warrant agent as provided herein. The Warrant Agent may resign its duties and be discharged from all further duties and liability hereunder (except liability arising as a result of the Warrant Agent’s own negligence or willful misconduct) after giving written notice to the Company. The Company shall, upon written request of Holders of a majority of the outstanding Warrants, promptly remove the Warrant Agent upon written notice, and the Warrant Agent shall thereupon in like manner be discharged from all further duties and liabilities hereunder, except as aforesaid. The Warrant Agent shall, at the Company’s expense, cause to be mailed at the Company’s expense (by first-class mail, postage prepaid) to each Holder of a Warrant at his last address as shown on the register of the Company maintained by the Warrant Agent a copy of said notice of resignation or notice of removal, as the case may be. Upon such resignation or removal, the Person holding the greatest number of Warrants as of the date of such event shall appoint in writing a new warrant agent reasonably acceptable to the Company. If the holders of a majority of the outstanding Warrants shall fail to make such appointment within a period of 20 days after it has been notified in writing of such resignation by the resigning Warrant Agent or after such removal, then the Company or any Holder of any Warrant may apply to any court of competent jurisdiction for the appointment of a new warrant agent. Any new warrant agent, whether appointed by the Holders or by such a court, shall be a corporation doing business under the laws of the United States or any state thereof, in good standing and having a combined capital and surplus of not less than $50,000,000. The combined capital and surplus of any such new warrant agent shall be deemed to be the combined capital and surplus as set forth in the most recent annual report of its condition published by such warrant agent prior to its appointment, provided that such reports are published at least annually pursuant to law or to the requirements of a Federal or state supervising or examining authority. After acceptance in writing of such appointment by the new warrant agent, it shall be vested with the same powers, rights, duties and responsibilities as if it had been originally named herein as the Warrant Agent, without any further assurance, conveyance, act or deed; but if for any reason it shall be necessary or expedient to execute and deliver any further assurance, conveyance, act or deed, the same shall be done at the expense of the Company and shall be legally and validly executed and delivered by the resigning or removed Warrant Agent. Not later than the effective date of any such appointment, the Company shall give notice thereof to the resigning or removed Warrant Agent. Failure to give any notice provided for in this Section, however, or any defect therein, shall not affect the legality or validity of the resignation of the Warrant Agent or the appointment of a new warrant agent, as the case may be.
          (b) Any corporation into which the Warrant Agent or any new warrant agent may be merged or any corporation resulting from any consolidation to which the

Warrant Agent or any new warrant agent shall be a party, shall be a successor Warrant Agent under this Agreement without any further act, provided that such corporation would be eligible for appointment as successor to the Warrant Agent under the provisions of Section 9.4(a). Any such successor Warrant Agent shall promptly cause notice of succession as Warrant Agent to be mailed (by first-class mail, postage prepaid) to each Holder of a Warrant at such Holder’s last address as shown on the register of the Company maintained by the Warrant Agent.
     9.5. Damages. No party to this Agreement shall be liable to any other party for any consequential, indirect, special or incidental damages under any provision of this Agreement or for any consequential, indirect, penal, special or incidental damages arising out of any act or failure to act hereunder even if that party has been advised of or has foreseen the possibility of such damages.
10. REPRESENTATIONS AND WARRANTIES
     The Company hereby represents and warrants that, as of the Closing Date:
     10.1. Existence, Power and Ownership. (a) It is a corporation duly organized, validly existing and in good standing under the laws of the State of Michigan.
     10.2. Authorization. It has the corporate power and authority to enter into this Agreement and to perform its obligations under, and consummate the transactions contemplated by, this Agreement and has by proper action duly authorized the execution and delivery of this Agreement.
     10.3. No Conflicts. Except under the Existing Facility and subject to the amendments to the Incentive Plans and the receipt of the Shareholder Approval, the execution and delivery of this Agreement, nor the consummation of the transactions contemplated herein, nor the performance of and compliance with the terms and provisions hereof will: (i) violate or conflict with any provision of its Articles of Incorporation or by-laws; (ii) violate any law, regulation (including without limitation Regulation G, T, U or X), order, writ, judgment, injunction, decree or permit applicable to it; (iii) violate or materially conflict with any contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which it is a party or by which it or any of its properties may be bound; or (iv) result in or require the creation of any lien, security interest or other charge or encumbrance (other than those contemplated in or in connection with this Agreement) upon or with respect to its properties.
     10.4. Consents. Subject to the receipt of the Shareholder Approval and the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations thereunder, no consent, approval, authorization or order of, or filing, registration or qualification with, any court or governmental authority or other Person is required in connection with the execution, delivery or performance of this Agreement or the Warrants.

     10.5. Enforceable Obligations. This Agreement has been duly executed and delivered by the Company and assuming due authorization, execution and delivery hereof by the Initial Investor and the Warrant Agent, constitutes a legal, valid and binding obligation of the Company, enforceable in accordance with its terms subject, as to enforcement, to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.
     10.6. Capitalization. As of the date hereof, the Company’s authorized capital stock consists of 300,000,000 shares of Common Stock and as of March 25, 2008, 58,794,224 shares of Common Stock were issued and outstanding. As of the date hereof, no shares of Common Stock are held in treasury and as of February 2, 2008, 4,709,064 shares of Common Stock are reserved for issuance upon exercise of outstanding employee stock options. There are no Voting Securities authorized or outstanding other than the Common Stock. There are no other classes of capital stock of the Company authorized or outstanding. The Common Stock is duly authorized, validly issued, fully paid and non-assessable. There are no preemptive or, except for Qualifying Employee Stock, other outstanding rights, options, warrants, conversion rights or agreements or commitments of any character relating to the Company’s authorized and issued, unissued or treasury shares of capital stock, and the Company has not issued any debt securities, other securities, rights or obligations that are currently outstanding and convertible into or exchangeable for, or giving any Person a right to subscribe for or acquire, capital stock of the Company.
11. COVENANTS.
     11.1. Reservation of Common Stock for Issuance on Exercise of Warrants. The Company covenants that it will at all times reserve and keep available, free from preemptive rights, out of its authorized but unissued Common Stock, solely for the purpose of issue upon exercise of Warrants as herein provided, such number of shares of Common Stock as shall then be issuable upon the exercise of all Warrants issuable hereunder plus such number of shares of Common Stock as shall then be issuable upon the exercise of other outstanding warrants, options and rights (whether or not vested), the settlement of any forward sale, swap or other derivative contract, and the conversion of all outstanding convertible securities or other instruments convertible into Common Stock or rights to acquire Common Stock. The Company covenants that all shares of Common Stock which shall be issuable shall, upon such issue, be duly and validly issued and fully paid and non-assessable.
     11.2. Notice of Dividends. At any time when the Company declares any dividend on its Common Stock, it shall give notice to the Holders of all the then outstanding Warrants of any such declaration not less than 15 days prior to the related record date for payment of the dividend so declared.

12. MISCELLANEOUS.
     12.1. Money and Other Property Deposited with the Warrant Agent. Any moneys, securities or other property which at any time shall be deposited by the Company or on its behalf with the Warrant Agent or Computershare, as applicable, pursuant to this Agreement shall be and are hereby assigned, transferred and set over to the Warrant Agent or Computershare, as applicable, in trust for the purpose for which such moneys, securities or other property shall have been deposited; but such moneys, securities or other property need not be segregated from other funds, securities or other property except to the extent required by law. Computershare shall distribute any money deposited with it for payment and distribution to a Holder to an account designated by such Holder in such amount as is appropriate. Any money deposited with Computershare for payment and distribution to the Holders that remains unclaimed for two years after the date the money was deposited with the Warrant Agent shall be paid to the Company upon its request therefor.
     12.2. Payment of Taxes. The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants with respect thereto. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate to pay any cash until such tax or charge has been paid or it has been established to the Warrant Agent’s and the Company’s satisfaction that no such tax or other charge is due. The Company and the Initial Investor agree that the issuance and exercise of the Warrants is a capital transaction and not a compensatory transaction, and any Holder who is not a U.S. person for U.S. federal income tax purposes hereby represents that the Common Stock would, if owned by such Holder, be capital assets in its hands for U.S. Federal income tax purposes.
     12.3. Surrender of Certificates. Any Warrant Certificate surrendered for exercise or purchase shall, if surrendered to the Company, be delivered to the Warrant Agent, and all Warrant Certificates surrendered or so delivered to the Warrant Agent shall be promptly cancelled by the Warrant Agent and shall not be reissued by the Company. The Warrant Agent shall destroy such cancelled Warrant Certificates.
     12.4. Mutilated, Destroyed, Lost and Stolen Warrant Certificates. If (a) any mutilated Warrant Certificate is surrendered to the Warrant Agent or (b) the Company and the Warrant Agent receive evidence to their satisfaction of the destruction, loss or theft of any Warrant Certificate, and there is delivered to the Company and the Warrant Agent such appropriate affidavit of loss, applicable processing fee and a corporate bond of indemnity as may be required by them to save each of them harmless, then, in the absence of notice to the Company or the Warrant Agent that such Warrant Certificate has been acquired by a bona fide purchaser, the Company shall execute and upon its written request the Warrant Agent shall countersign and deliver, in exchange for any such mutilated Warrant Certificate or in lieu of any such destroyed, lost or stolen Warrant Certificate, a new Warrant Certificate of like tenor and for a like aggregate number of Warrants.
     Upon the issuance of any new Warrant Certificate under this Section 12.4, the Company may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed in relation thereto and other expenses (including the reasonable fees and expenses of the Warrant Agent and of counsel to the Company) in connection therewith.
     Every new Warrant Certificate executed and delivered pursuant to this Section 12.4 in lieu of any destroyed, lost or stolen Warrant Certificate shall constitute an original contractual obligation of the Company, whether or not the destroyed, lost or stolen Warrant Certificate shall be at any time enforceable by anyone, and shall be entitled to the benefits of this Agreement equally and proportionately with any and all other Warrant Certificates duly executed and delivered hereunder.
     The provisions of this Section 12.4 are exclusive and shall preclude (to the extent lawful) all other rights or remedies with respect to the replacement of mutilated, destroyed lost, stolen or Warrant Certificates.
     12.5. Removal of Legends. A Holder may surrender its Warrant Certificates or certificates evidencing Underlying Common Stock to the Warrant Agent who, upon the direction of the Company, shall exchange such certificates for certificates without the legends referred to in Sections 2.1, 3.5(e) and 3.5(f); provided that the Articles of Incorporation no longer requires such legend and the Holder has delivered an opinion of counsel reasonably acceptable to the Company and to the Warrant Agent to the effect that Warrants or Underlying Common Stock, as the case may be, represented by such certificates are freely transferable under the Securities Act, as the case may be.
     12.6. Notices. (a) Any notice, demand or delivery authorized by this Agreement shall be sufficiently given or made when mailed if sent by first-class mail, postage prepaid, addressed to any Holder of a Warrant at such Holder’s address shown on the register of the Company maintained by the Warrant Agent and to the Company or the Warrant Agent as follows:

If to the Company:	Borders Group, Inc.
100 Phoenix Drive
Ann Arbor, Michigan 48108
Fax: (734) 477-1370
Attention: Thomas D. Carney

With a copy to:

Wachtell, Lipton, Rosen & Katz
51 W. 52nd Street
New York, New York 10019
Fax: (212) 403-1000
Attention: Trevor S. Norwitz

If to the Warrant Agent:	Computershare Inc.
250 Royall Street
Canton, MA 02021

Attention: Corporate Actions
or such other address as shall have been furnished to the party giving or making such notice, demand or delivery.
          (b) Any notice required to be given by the Company to the Holders pursuant to this Agreement, shall be made by mailing by registered mail, return receipt requested, to the Holders at their respective addresses shown on the register of the Company maintained by the Warrant Agent. The Company hereby irrevocably authorizes the Warrant Agent, in the name and at the expense of the Company, to mail any such notice upon receipt thereof from the Company. Any notice that is mailed in the manner herein provided shall be conclusively presumed to have been duly given when mailed, whether or not the Holder receives the notice.
     12.7. Applicable Law. This Agreement and each Warrant issued hereunder and all rights arising hereunder shall be governed by the internal laws of the State of New York.
     12.8. Persons Benefiting. This Agreement shall be binding upon and inure to the benefit of the Company and the Warrant Agent, and their respective successors, assigns, beneficiaries, executors and administrators, and the Holders from time to time of the Warrants. Nothing in this Agreement is intended or shall be construed to confer upon any Person, other than the Company, the Warrant Agent and the Holders of the Warrants, any right, remedy or claim under or by reason of this Agreement or any part hereof.
     12.9. Counterparts. This Agreement may be executed in any number of counterparts, each or which shall be deemed an original, but all of which together constitute one and the same instrument.
     12.10. Amendments. (a) The Company and the Warrant Agent may from time to time supplement or amend this Agreement without the approval of any Holder in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any other provisions herein, or to make any other provisions with regard to matters or questions arising hereunder which the Company and the Warrant Agent may deem necessary or desirable and, in each case, which shall not adversely affect the interests of any Holder.

          (b) In addition to the foregoing, with the consent of Holders of a majority of the outstanding number of Warrants, the Company and the Warrant Agent may modify this Agreement for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of this Warrant Agreement or modifying in any manner the rights of the Holders hereunder; provided, however, that (i) no modification of the terms upon which the Warrants are exercisable, redeemable or transferable, or reduction in the percentage required for consent to modification of this Agreement, may be made without the consent of each Holder affected thereby.
     12.11. Headings. The descriptive headings of the several Articles and Sections of this Agreement are inserted for convenience and shall not control or affect the meaning or construction of any of the provisions hereof.
     12.12. Entire Agreement. This Agreement constitutes the entire agreement and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof. In the event of any conflict, discrepancy, or ambiguity between the terms and conditions contained in this Agreement and any schedules or attachments hereto, the terms and conditions contained in this Agreement shall take precedence.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

BORDERS GROUP, INC.
By:	/s/ Edward W. Wilhelm

Name:	Edward W. Wilhelm
Title:	Senior Vice President, Finance and Chief Financial Officer

COMPUTERSHARE, INC., Warrant Agent

By:	/s/ Thomas Borbely

Name:	Thomas Borbely
Title:	Director, Corp-Actions

COMPUTERSHARE TRUST COMPANY, N.A., Warrant Agent
By:	/s/ Thomas Borbely

Name:	Thomas Borbely
Title:	Director, Corp-Actions

EXHIBIT A
FORM OF FACE OF WARRANT CERTIFICATE
THESE WARRANTS AND THE SECURITIES ISSUABLE UPON THE EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED OR QUALIFIED UNDER APPLICABLE STATE SECURITIES LAWS. THESE WARRANTS AND SUCH SECURITIES MAY BE OFFERED, SOLD OR TRANSFERRED ONLY IN COMPLIANCE WITH THE REQUIREMENTS OF SUCH ACT AND OF ANY APPLICABLE STATE SECURITIES LAWS AND SUBJECT TO THE PROVISIONS OF THE WARRANT AND REGISTRATION RIGHTS AGREEMENT DATED AS OF APRIL 9, 2008 BETWEEN BORDERS GROUP, INC. (THE “COMPANY”) AND COMPUTERSHARE INC. AND COMPUTERSHARE TRUST COMPANY, N.A., WARRANT AGENT. A COPY OF SUCH WARRANT AND REGISTRATION RIGHTS AGREEMENT IS AVAILABLE AT THE OFFICES OF THE COMPANY.
WARRANTS TO PURCHASE COMMON STOCK
OF BORDERS GROUP, INC.

No.	Certificate for Warrants
     This certifies that [HOLDER] , or registered assigns, is the registered holder of the number of Warrants set forth above. Each Warrant entitles the holder thereof (a “Holder”), subject to the provisions contained herein and in the Warrant and Registration Rights Agreement referred to below, to purchase from Borders Group, Inc., a Michigan corporation (the “Company”), one share of the Company’s common stock, par value $0.00l per share (“Common Stock’), subject to adjustment upon the occurrence of certain events specified herein and in the Warrant and Registration Rights Agreement, at the exercise price (the “Exercise Price”) of $7.00 per share, subject to adjustment upon the occurrence of certain events specified herein and in the Warrant Agreement.
     This Warrant Certificate is issued under and in accordance with the Warrant and Registration Rights Agreement, dated as of April 9, 2008 (the “Warrant Agreement”), between the Company and Computershare Inc. and its wholly owned subsidiary Computershare Trust Company, N.A., warrant agent (the “Warrant Agent”, which term includes any successor Warrant Agent under the Warrant Agreement), and is subject to the terms and provisions contained in the Warrant Agreement, to all of which terms and provisions the Holder of this Warrant Certificate consents by acceptance hereof. The Warrant Agreement is hereby incorporated herein by reference and made a part hereof. Reference is hereby made to the Warrant Agreement for a full statement of the respective rights, limitations of rights, duties, obligations and immunities thereunder of the Company, the Warrant Agent and the Holders of the Warrants.

     This Warrant Certificate shall terminate and be void as of the close of business on October 9, 2014 (the “Expiration Date”).
     As provided in the Warrant Agreement and subject to the terms and conditions therein set forth, the Warrants shall be exercisable from time to time on any Business Day and ending on the Expiration Date.
     The Exercise Price and the number of shares of Common Stock issuable upon the exercise of each Warrant are subject to adjustment as provided in the Warrant Agreement.
     All shares of Common Stock issuable by the Company upon the exercise of Warrants shall, upon such issue, be duly and validly issued and fully paid and non-assessable.
     In order to exercise a Warrant, the registered holder hereof must surrender this Warrant Certificate at the corporate trust office of the Warrant Agent, with the Exercise Subscription Form on the reverse hereof duly executed by the Holder hereof, with signature guaranteed as therein specified, together with any required payment in full of the Exercise Price then in effect for the share(s) of Underlying Common Stock as to which the Warrant(s) represented by this Warrant Certificate are submitted for exercise, all subject to the terms and conditions hereof and of the Warrant Agreement. Any such payment of the Exercise Price shall be by certified or official bank check drawn on a New York City bank payable to the order of the Company.
     The Company shall pay all transfer, stamp and other similar taxes that may be imposed in respect of the issuance or delivery of the Warrants or in respect of the issuance or delivery by the Company of any securities upon exercise of the Warrants. The Company shall not be required, however, to pay any tax or other charge imposed in connection with any transfer involved in the issue of any certificate for shares of Common Stock or other securities underlying the Warrants or payment of cash to any Person other than the Holder of a Warrant Certificate surrendered upon the exercise or purchase of a Warrant, and in case of such transfer or payment, the Warrant Agent and the Company shall not be required to issue any stock certificate or pay any cash until such tax or other charge has been paid or it has been established to the Company’s satisfaction that no such tax or other charge is due.
     This Warrant Certificate and all rights hereunder are transferable by the registered holder hereof, subject to the terms of the Warrant Agreement, in whole or in part, on the register of the Company, upon surrender of this Warrant Certificate for registration of transfer at the office of the Warrant Agent maintained for such purpose in the City of New York, duly endorsed by, or accompanied by a written instrument of transfer in form satisfactory to the Company and the Warrant Agent duly executed by, the Holder hereof or his attorney duly authorized in writing, with signature guaranteed as specified in the attached Form of Assignment. Upon any partial transfer, the Company will issue and deliver to such holder a new Warrant Certificate or Certificates with respect to any portion not so transferred.
     No service charge shall be made to a Holder for any registration of transfer or exchange of the Warrant Certificates, but the Company may require payment of a sum sufficient to cover any tax or other governmental charge payable in connection therewith.
     Each taker and holder of this Warrant Certificate by taking or holding the same, consents and agrees that this Warrant Certificate when duly endorsed in blank shall be deemed negotiable and that when this Warrant Certificate shall have been so endorsed, the holder hereof may be treated by the Company, the Warrant Agent and all other persons dealing with this Warrant Certificate as the absolute owner hereof for any purpose and as the person entitled to exercise the rights represented hereby, or to the transfer hereof on the register of the Company maintained by the Warrant Agent, any notice to the contrary notwithstanding, but until such transfer on such register, the Company and the Warrant Agent may treat the registered Holder hereof as the owner for all purposes.
     This Warrant Certificate and the Warrant Agreement are subject to amendment as provided in the Warrant Agreement.
     All terms used in this Warrant Certificate that are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.
     Copies of the Warrant Agreement are on file at the office of the Company and the Warrant Agent and may be obtained by writing to the Company or the Warrant Agent at the following address: Computershare Inc., 250 Royall Street, Canton, Massachusetts 02021 , Attention: Corporate Actions.

     This Warrant Certificate shall not be valid for any purpose until it shall have been countersigned by the Warrant Agent.
Dated: April 9, 2008

BORDERS GROUP, INC.

By:

Name and Title:

By:

Name and Title:
Countersigned:
Computershare Inc., Warrant Agent

By:
Name:
Authorized Officer

EXHIBIT A
FORM OF REVERSE OF WARRANT CERTIFICATE
EXERCISE SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant)
To: Borders Group, Inc.
              The undersigned irrevocably exercises                                          of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of Common Stock, par value $0.001 per share, of Borders Group, Inc., for each Warrant represented by the Warrant Certificate and herewith makes payment of $                     (such payment being by certified or official bank check drawn on a New York City bank payable to the order of Borders Group, Inc.), all at the Exercise Price and on the terms and conditions specified in the within Warrant Certificate and the Warrant Agreement therein referred to, surrenders this Warrant Certificate and all right, title and interest therein to Borders Group, Inc. and directs that the shares of Common Stock deliverable upon the exercise of such Warrants be registered in the name and delivered at the address specified below.
Date:

*

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

Securities to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:
Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

EXHIBIT B
FORM OF REVERSE OF WARRANT CERTIFICATE
EXERCISE SUBSCRIPTION FORM
(To be executed only upon exercise of Warrant for cash in the event of no Required Shareholder
Approval or Incentive Plan Amendment)
To: Borders Group, Inc.
               The undersigned irrevocably exercises                      of the Warrants for the purchase of one share (subject to adjustment in accordance with the Warrant Agreement) of Common Stock, par value $0.001 per share, of Borders Group, Inc., for each Warrant represented by the Warrant Certificate and because the Required Shareholder Approval or the Incentive Plan Amendment has not been obtained by Borders Group, Inc., the undersigned hereby irrevocably elects to receive, in lieu of Common Stock and upon surrender of the Warrant Certificate evidencing such Warrants being exercised by the undersigned hereunder to the Company for cancellation in exchange therefore, an amount in cash equal to the Fair Market Value as of the date hereof of such Common Stock less the Exercise Price for such Common Stock to be delivered to the undersigned no later than 5 business days after the date hereof.
Date:

*

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed by:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

Funds to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:
Any unexercised Warrants evidenced by the within Warrant Certificate to be issued to:
Please insert social security or identifying number:
Name:
Street Address:
City, State and Zip Code:

EXHIBIT C
FORM OF ASSIGNMENT
     FOR VALUE RECEIVED the undersigned registered holder of the within Warrant Certificate hereby sells, assigns, and transfers unto the Assignee(s) named below (including the undersigned with respect to any Warrants constituting a part of the Warrants evidenced by the within Warrant Certificate not being assigned hereby) all of the right of the undersigned under the within Warrant Certificate, with respect to the number of Warrants set forth below:

Social Security
or other
Identifying
Names of		Number of	Number of
Assignees	Address	Assignee(s)	Warrants

and does hereby irrevocably constitute and appoint                      the undersigned’s attorney to make such transfer on the books of                      maintained for that purpose, with full power of substitution in the premises.
Date:

*

(Signature of Owner)

(Street Address)

(City) (State) (Zip Code)

Signature Guaranteed By:

*	The signature must correspond with the name as written upon the face of the within Warrant Certificate in every particular, without alteration or enlargement or any change whatever, and must be guaranteed by a financial institution satisfactory to the Warrant Agent.

B-10